Exhibit 10.6

FIRST AMENDMENT

TO

ASSET PURCHASE AND SALE AGREEMENT

BETWEEN

Global Energy, Inc.,

Wabash River Energy Ltd.,

and

Gasification Engineering Corporation

AS SELLER

and

ConocoPhillips Company

AS BUYER

This First Amendment to the Asset Purchase and Sale Agreement (this “Amendment”), dated as of January 20, 2006, is entered into by and between Global Energy, Inc., (“Global Energy”) an Ohio Corporation, Wabash River Energy Ltd., (“WREL”) a wholly owned Global Energy affiliate, an Indiana Corporation, and Gasification Engineering Corporation (“GEC”) a wholly owned Global Energy affiliate, an Ohio Corporation (Global Energy, GEC and WREL are collectively and individually referred to as “Seller”), and ConocoPhillips Company, a Delaware corporation (“Buyer”).

WHEREAS, reference is made to that certain Asset Purchase and Sale Agreement by and between the Seller and Buyer dated as of July 30, 2003 (the “Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein in order to convert certain future potential obligations of the Buyer to a current payment obligation of the Buyer to the Seller.

NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

A. Amendments to Section 2.3 Purchase Price.

1. The Agreement is hereby amended by deleting in its entirety Section 2.3(b) thereof and replacing it with the following in its place and stead:

“(b) Buyer shall pay upon the satisfaction of the Conditions Precedent contained in Section F of this Amendment, $10,000,000 (ten million dollars) to be allocated as follows:

Seller specifies that the payment of the $10,000,000 shall be dispersed to the accounts listed in Schedule 2.4 (unless otherwise designated by the listed recipient) as follows:

$540,000 to Capital Technology Inc.,

[*] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

$1,700,000 to the Employee Escrow Account for the account of the Accepting Employees and Consultants, and

$7,760,000 to Global Energy, Inc.

2. The Agreement is hereby amended by deleting in its entirety Section 2.3 (c) thereof and replacing it with the following in its place and stead:

“(c) [Reserved]”

3. The Agreement is hereby amended by deleting in its entirety Section 2.3 (d) thereof and replacing it with the following in its place and stead:

“(d) If in any calendar year from January 1, 2006 until December 31, 2020, Buyer receives final License Fee payments for [*] licenses, Seller shall receive a [*] share of the Net License Fee actually received by Buyer, subject to any deductions for damages, for any additional licenses above the [*] license for which final License Fee payments are actually received by Buyer in that same calendar year (i.e.: if the total number of final License Fee payments received in any calendar year exceeds [*], then the [*] share shall only apply to the [*] license and greater, but only if Buyer receives final License Fee payment in that same calendar year for those licenses). The number of final License Fee payments shall be determined on a year-by-year basis and there shall be no carryover from one year to the next. In addition, this Section shall not apply to any license entered into by Buyer pursuant to Sections 2.3 (e) (Lima License) and 2.3(f) (Seller Projects) and any final License Fee payment for such a license shall not be included in the yearly summation to determine the number of final License Fee payments for a given calendar year.”

4. The Agreement is hereby amended by deleting in its entirety Section 2.3 (e) thereof and replacing it with the following in its place and stead:

“(e) Seller shall retain certain rights in the E-Gas Technology such that Seller shall have a license agreement for the E-Gas Technology for Seller’s use in the Lima, Ohio Project (“Lima Energy Company”), as set forth in Schedule 2.3(e). The license fee shall be paid to Buyer, who in turn shall distribute the funds as follows: Seller shall receive [*] of the Net License Fee actually received by Buyer from the project company, subject to appropriate holdbacks for damages (prior to performance tests and commercial acceptance) and any other claims made against the License Fee amounts, and Buyer shall receive [*] of the Net License Fee received by Buyer from the project company. Seller agrees that Conceptual Studies, Process Design Work and Feed Studies for the Lima, Ohio Project shall be contracted to and performed by Buyer and/or Buyers’ E-Gas Consortium. Seller agrees that engineering, design, and construction of the Lima, Ohio Project shall be contracted to and performed by Buyer and/or Buyers’ E-Gas Consortium (subject to reasonable demonstration that the proposed commercial terms, including price, schedule, and quality, are competitive in the market). The final engineering, design, and construction decision shall be made by Lima Energy Company.”

[*] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5. The Agreement is hereby amended by deleting in its entirety Section 2.3 (f) thereof and replacing it with the following in its place and stead:

“(f) For up to 10 (ten) additional E-Gas licensed plants wherein Seller is an owner of at least 50% of the equity interest and debt obligations in the plant, and provided further that the additional E-Gas licensed plant must commence commercial operations prior to December 31, 2015, then Seller shall receive an 85% share of the Net License Fee actually received by Buyer from the project company, subject to appropriate holdbacks for damages (prior to performance tests and commercial acceptance) and any other claims made against the License Fee amounts, and Buyer shall receive the remaining 15% share of the Net License Fee actually received by Buyer from the project company.”

6. The Agreement is hereby amended by deleting in its entirety Section 2.3 (g) thereof and replacing it with the following in its place and stead:

“(g) For any project to be licensed pursuant to Sections 2.3 (e) or 2.3 (f), Buyer, at the request of the Seller, will provide the project company with Buyers’ normal and customary Preliminary Process Design Package (PPDP) pursuant to its normal and customary terms and conditions except that it will not require any payment of the costs of such PPDP until after completion of the PPDP work and until after the project company has obtained financing, or any other funding, for at least a portion of the project. The project company may only use the PPDP for the project it was developed for and may not copy, distribute, sell or otherwise transfer the PPDP to any other project or Person. Buyer’s obligation under this Section 2.3 (g) shall only apply if the Buyer has been fully paid (i.e.: no outstanding amounts owed to Buyer including any disputed amounts) for the previous PPDP provided to a project company pursuant to this Section. Buyer shall have the sole right to determine what constitutes its normal and customary PPDP and this Section shall have no application to any work performed beyond Buyers’ normal and customary PPDP.”

7. The Agreement is hereby amended by deleting in its entirety Section 2.3 (h) thereof and replacing it with the following in its place and stead:

“(h) [Reserved]”

8. The Agreement is hereby amended by deleting in its entirety Section 2.3 (i) thereof and replacing it with the following in its place and stead:

“(i) [Reserved]”

9. The Agreement is hereby amended by deleting in its entirety Section 2.3 (j) thereof and replacing it with the following in its place and stead:

“(j) [Reserved]”

B. Amendment to Section 2.4 Method of Payment.

The Agreement is hereby amended by deleting in its entirety Section 2.4 thereof and replacing it with the following in its place and stead:

“2.4 Method of Payment

All amounts to be disbursed by Buyer at or, pursuant to the terms of this Agreement, prior to the Closing or paid after Closing, shall be made in immediately available U.S. funds, by wire transfer to a U.S. bank Escrow Account or accounts as designated by the Seller per Schedule 2.4 but only to the extent such designations are consistent with the terms of the Amendment. The Escrow Account shall be governed by an Employee Group Escrow Agreement between the Accepting Employees and Consultants and Global Energy. The Employee Group Escrow Agreement shall provide instructions for the distribution of funds Seller owes to Accepting Employees and Consultants. In addition, Schedule 2.4 is hereby modified to the extent necessary to reflect that as a result of the Amendment the referenced Net License Fee payments under Section 2.3(c) will no longer be made to the Employee Escrow Account and the CTI Account.”

C. Amendment to Section 2.6 E-Gas Consortium.

The Agreement is hereby amended by deleting in its entirety Section 2.6 thereof and replacing it with the following in its place and stead:

“2.6 E-Gas Consortium.

“Buyer, or Accepting Employees, Consultants and/or Capital Technology Inc. with the consent of Buyer, and potential suppliers of equipment, services or fuel (“Potential Suppliers”) to future projects employing the E-Gas Technology may negotiate certain agreements (“Referral Agreements”) by which Potential Suppliers may make certain payments to Buyer, Accepting Employees, Consultants and/or Capital Technology Inc. Buyer is not obligated to enter into, or consent to, any such Referral Agreements. If any of these speculative payments are received by Accepting Employees, Consultants or Capital Technology Inc. from the Potential Suppliers, then the payment shall be treated as a credit to any amounts owed by Seller to the Accepting Employees, Consultants and Capital Technology Inc.”

D. Seller’s Representations and Warranties

Seller represents and warrants to Buyer that the Seller’s Representations and Warranties contained in Article 5 and Article 18 of the Agreement are true and correct on and as of the date of this Amendment. Such Seller’s Representations and Warranties are hereby specifically incorporated by reference and shall be read and applied as if they are an integral part hereof. Except as otherwise specifically set forth in this Amendment, the Schedules referenced in said Article 5 are true, complete and correct as of the date first mentioned above.

In addition to the reaffirmation and application of the Article 5 and 18 Seller’s Representations and Warranties to this Amendment as stated above, the Seller represents and warrants to Buyer that the following is true and correct as of the date of this Amendment: Seller has not sold, transferred, encumbered, assigned or entered into any agreement with a third party concerning the rights to receive any Net License Fee under the Agreement, has specifically resolved the claims of the Accepting Employees, Consultants and Capital Technology Inc. as they may relate to this Amendment and there exists no liens or other encumbrances on Sellers’ rights to any Net License Fee.

E. Buyer’s Representations and Warranties

Buyer represents and warrants to Seller that the Buyer’s Representations and Warranties contained in Article 6 of the Agreement are true and correct on and as of the date of this Amendment. Such Buyer’s Representations and Warranties are hereby specifically incorporated by reference and shall be read and applied as if they are an integral part hereof. Except as otherwise specifically set forth in this Amendment, the Schedules referenced in said Article 6 are true, complete and correct as of the date first mentioned above.

F. Conditions Precedent to Buyer’s Obligation to Make Payment

The obligation of Buyer to make the payments under this Amendment is subject to the conditions set forth in this Section F. The conditions precedent to the Buyer’s payment obligations are as follows:

Seller shall have delivered to Buyer all of the documents, instruments and declarations (as described in Section 7.14) required to evidence that the Accepting Employees, Consultants, Capital Technology Inc., and any other parry holding a lien against Sellers’ share of the Net License Fees have been informed of this Amendment, that such changes to the Agreement are acceptable to them and they release any liens or portions thereof that are inconsistent with the terms of this Amendment. The agreement contained in Schedule 5.19 shall be amended accordingly to properly reflect the changes of this Amendment.

G. Effect on Agreement

Except as provided for herein, the Agreement shall remain in full force and effect, and its provisions shall apply equally to this Amendment as if the Amendment was originally a part thereof. The Agreement will be deemed modified or amended in all other regards to make it read consistently with this Amendment.

H. Execution in Counterparts

This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers or representatives of Buyer and Seller as of the day and year first above written.

BUYER:	ConocoPhillips Company

	By:	/s/ John Lowe
	Name:	John Lowe
	Title:	Executive Vice President

SELLER:	Global Energy, Inc.

	By:	/s/ H.H. Graves
	Name:	H.H. Graves
	Title:	President and CEO

Gasification Engineering Corporation

	By:	/s/ H.H. Graves
	Name:	H.H. Graves
	Title:	Chairman

Wabash River Energy Ltd.

	By:	/s/ H.H. Graves
	Name:	H.H. Graves
	Title:	Chairman